Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Rodney E. Lake

(434) 382-7366

investorrelations@sitestar.com

Sitestar Corporation Partners with Mt Melrose

Richmond, VA. — December 11, 2017 — Sitestar Corporation (OTCQB: SYTE) (“Sitestar” or the “Company”) today announced a new operating partnership with Sitestar’s Chairman, Jeff Moore, regarding Mr. Moore’s Mt Melrose property business. Sitestar will acquire Mt Melrose’s existing property portfolio and reorganize it into a wholly-owned subsidiary with Mr. Moore as its President. The gross purchase price is approximately $8.4 million, with Sitestar assuming approximately $4.9 million in debt. It is expected that the transaction will close in January.

Additional details can be found in the letters to shareholders from Sitestar’s CEO and Chairman. Select the links below to view.

Shareholder letter from Sitestar’s CEO

Shareholder letter from Sitestar’s Chairman

About Sitestar

Sitestar Corporation and its subsidiaries engage in several diverse business activities in the following industries: HVAC and plumbing, internet, real estate, and asset management. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers. Copies of Sitestar’s press releases and additional information about Sitestar are available at www.sitestar.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.